Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC.
REPORTS THIRD QUARTER 2009 RESULTS
     Birmingham, AL — November 5, 2009 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter ended September 30, 2009.
HIGHLIGHTS
•	Delivered third quarter 2009 normalized Funds from Operations (“FFO”) of approximately $16.4 million, or $0.21 per share, and Adjusted FFO (“AFFO”) of $16.0 million, or $0.20 per share, in line with previous guidance as adjusted for certain non-routine expenses;

•	Achieved profitability at Shasta Regional Medical Center less than one year from bankruptcy of prior operator;

•	Commenced surgical operations and patient care at newly reopened Bucks County Specialty Hospital;

•	Paid third quarter cash dividend of $0.20 per share on October 15, 2009.
     “Our performance continues to improve on a quarterly basis in spite of global economic conditions that remain uncertain,” said Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer of Medical Properties Trust, Inc. “A key focus during the quarter was the effective repositioning of selected assets within our portfolio. Our Shasta Regional Medical Center Hospital in Redding, California, which is operated by an affiliate of Prime Healthcare under a new lease that began only last November, reported strongly profitable operations.” Medical Properties Trust is entitled to receive additional rent and profits participation income of up to $20 million over the term of the lease with the Prime affiliate.
     Aldag added, “In addition, just six weeks after we leased our Bucks County Specialty Hospital, the new operator has spent more than $4.0 million on equipment and property improvements, and has begun performing surgeries and treating patients. Results such as these prove that our strategy of creating value over and above what is attributable to real estate is working effectively.”

OPERATING RESULTS
     The Company reported third quarter normalized FFO and AFFO of $0.21 and $0.20, respectively, per diluted share. Adjusting for $2.1 million ($0.03 per share) of property related expenses and litigation costs ($1.4 million and $0.7 million, respectively) that were excluded from the Company’s previous annual guidance estimate, third quarter normalized FFO and AFFO per share amounts were $0.24 and $0.23, respectively, in-line with those previous annual estimates of $0.89 to $0.93 per share. Normalized FFO and AFFO per share for the comparable third quarter of 2008 were $0.29 and $0.29, respectively.
     The Company reported total revenues of $34.1 million and $98.0 million, respectively, for the three and nine month periods ended September 30, 2009 compared with total revenues of $33.1 million and $87.6 million, respectively, for the same periods one year ago. Net income for the three and nine month periods ended September 30, 2009 were $10.4 million and approximately $29.0 million, respectively, compared to net income of $7.0 million and $31.3 million, respectively, for the same periods one year ago. A reconciliation of normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.
PORTFOLIO UPDATE AND FUTURE OPERATIONS
     At September 30, 2009, the Company had total real estate portfolio assets of approximately $1.3 billion. The Company’s portfolio is comprised of 52 healthcare properties in 21 states leased to 14 hospital operating companies. Three of the investments are in the form of mortgage loans to two separate operating companies.
     The Company continues to believe that its existing portfolio of assets will generate normalized FFO of between approximately $0.89 and $0.93 per diluted share on an annualized basis, taking into account the effects of the new lease agreement for Bucks County Hospital and changes in accounting for convertible debt and participating securities. This estimate does not include the effects, if any, of costs and litigation related to discontinued operations, real estate operating costs, write-offs of straight-line rent, or other non-recurring or unplanned transactions. In addition, this estimate will change if market interest rates change, assets are sold or acquired, the Sharpstown and River Oaks properties are sold or leased, other operating expenses vary or existing leases do not perform in accordance with their terms.
LIQUIDITY
     As of September 30, 2009, the Company had approximately $13.1 million in cash and cash equivalents and $68 million available under its existing credit facilities.
     The Company’s outstanding debt as of September 30, 2009 consists of fixed-rate debt of $344.7 million and variable rate debt of $221.5 million. The earliest non-extendable maturity of the Company’s debt is November 2010, at which time approximately $30.0 million will be due. In addition, $86 million of amounts outstanding under the Company’s revolving credit facilities due in November 2010 may be extended until November 2011. The Company has approximately $8.0 million in unfunded commitments to complete additions and refurbishments of existing facilities and no commitments for new acquisitions or developments.
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast for Thursday, November 5, 2009 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2009. The dial-in telephone numbers for the conference call are 800-561-2601 (U.S.) and 617-614-3518 (International) using passcode 67640168. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com. A telephone and webcast replay of the call will be available from shortly after the completion through November 20, 2009. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 52797587.
About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual normalized FFO per share; the level of unfunded commitments; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; acquisition of healthcare real estate; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2008 as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
# # #

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2009	December 31, 2008
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$995,227,868	$996,964,710
Mortgage loans	185,000,000	185,000,000

Gross investment in real estate assets	1,180,227,868	1,181,964,710
Accumulated depreciation and amortization	(54,176,752)	(40,333,974)

Net investment in real estate assets	1,126,051,116	1,141,630,736

Cash and cash equivalents	13,094,072	11,747,894
Interest and rent receivable	19,457,788	13,836,775
Straight-line rent receivable	24,946,090	19,003,110
Other loans	109,921,463	108,522,933
Assets of discontinued operations	1,184,808	2,384,808
Other assets	13,143,458	14,246,975

Total Assets	$1,307,798,795	$1,311,373,231

Liabilities and Equity
Liabilities
Debt	$566,184,629	$630,556,564
Accounts payable and accrued expenses	33,043,730	24,718,097
Deferred revenue	12,770,977	16,110,241
Lease deposits and other obligations to tenants	16,792,047	13,645,259

Total liabilities	628,791,383	685,030,161

Medical Properties Trust, Inc. stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 78,658,206 at September 30, 2009, and 65,056,387 shares at December 31, 2008	78,658	65,056
Additional paid in capital	758,354,442	686,238,117
Distributions in excess of net income	(79,382,621)	(59,941,011)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	678,788,136	626,099,819

Non-controlling interests	219,276	243,251

Total Equity	679,007,412	626,343,070

Total Liabilities and Equity	$1,307,798,795	$1,311,373,231

(A)	Financials have been derived from the prior year audited financials; however, we have restated certain line items to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
		(A)		(A)
Revenues
Rent billed	$23,636,344	$24,332,020	$70,320,709	$60,649,047
Straight-line rent	3,244,258	767,587	5,856,049	4,707,365
Interest and fee income	7,212,750	8,017,794	21,804,025	22,272,371

Total revenues	34,093,352	33,117,401	97,980,783	87,628,783
Expenses
Real estate depreciation and amortization	6,465,359	10,624,796	19,419,300	19,489,813
Property-related	2,251,585	338,471	4,361,475	545,392
General and administrative	4,859,412	4,652,355	16,336,926	13,631,885

Total operating expenses	13,576,356	15,615,622	40,117,701	33,667,090

Operating income	20,516,996	17,501,779	57,863,082	53,961,693
Other income (expense)
Interest and other income	(6,397)	(37,177)	48,135	80,310
Interest expense	(9,390,069)	(10,838,235)	(28,284,390)	(31,172,094)

Net other expense	(9,396,466)	(10,875,412)	(28,236,255)	(31,091,784)

Income from continuing operations	11,120,530	6,626,367	29,626,827	22,869,909
Income (loss) from discontinued operations	(736,174)	410,097	(666,824)	8,449,947

Net income	10,384,356	7,036,464	28,960,003	31,319,856
Net income attributable to non-controlling interests	(10,417)	(16,813)	(29,597)	(36,068)

Net income attributable to MPT common stockholders	$10,373,939	$7,019,651	$28,930,406	$31,283,788

Net Income per common share – basic:
Income from continuing operations	$0.14	$0.09	$0.37	$0.35
Income (loss) from discontinued operations	(0.01)	0.01	(0.01)	0.14

Net income attributable to MPT common stockholders	$0.13	$0.10	$0.36	$0.49

Net Income per share – diluted:
Income from continuing operations	$0.14	$0.09	$0.37	$0.35
Income (loss) from discontinued operations	(0.01)	0.01	(0.01)	0.14

Net income attributable to MPT common stockholders	$0.13	$0.10	$0.36	$0.49

Dividends declared per common share	$0.20	$0.27	$0.60	$0.81

Weighted average shares outstanding – basic	78,665,187	65,059,401	77,904,467	61,015,737
Weighted average shares outstanding – diluted	78,665,187	65,065,973	77,904,467	61,025,656

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$10,373,939	$7,019,651	$28,930,406	$31,283,788
Participating securities’ share in earnings	(371,547)	(454,739)	(1,142,294)	(1,415,194)

Net income, less participating securities’ share in earnings	$10,002,392	$6,564,912	$27,788,112	$29,868,594

Depreciation and amortization
Continuing operations	6,465,359	10,624,796	19,419,300	19,489,813
Discontinued operations	—	—	—	758,454
Loss (gain) on sale of real estate	—	1,644	—	(9,326,291)

Funds from operations	$16,467,751	$17,191,352	$47,207,412	$40,790,570

Write-off/reserve of straight-line rent	(32,738)	1,530,230	1,078,838	11,078,789
Write-off of deferred financing costs	—	—	—	3,185,250
Write-off of discontinued operations receivable	—	—	—	2,099,027

Normalized funds from operations	$16,435,013	$18,721,582	$48,286,250	$57,153,636

Share-based compensation	1,386,195	1,461,691	4,282,551	5,131,641
Debt costs amortization	1,472,757	1,297,557	4,225,378	3,378,851
Straight-line rent revenue	(3,244,258)	(2,297,817)	(6,934,887)	(6,237,595)

Adjusted funds from operations	$16,049,707	$19,183,013	$49,859,292	$59,426,533

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.13	$0.10	$0.36	$0.49
Depreciation and amortization
Continuing operations	0.08	0.16	0.25	0.32
Discontinued operations	—	—	—	0.01
Loss (gain) on sale of real estate	—	—	—	(0.15)

Funds from operations	$0.21	$0.26	$0.61	$0.67

Write-off/reserve of straight-line rent	—	0.03	0.01	0.18
Write-off of deferred financing costs	—	—	—	0.05
Write-off of discontinued operations receivable	—	—	—	0.03

Normalized funds from operations	$0.21	$0.29	$0.62	$0.93

Share-based compensation	0.02	0.02	0.05	0.08
Debt costs amortization	0.02	0.02	0.05	0.05
Straight-line rent revenue	(0.05)	(0.04)	(0.08)	(0.09)

Adjusted funds from operations	$0.20	$0.29	$0.64	$0.97

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities and (iii) non-controlling interests.